EXHIBIT 10.39A

ADOPTION AGREEMENT

1.01PREAMBLE

By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]

(a)

adopts a new plan as of

amends and restates its existing plan as of December 6, 2017 which is the amendment Restatement Date. Except as otherwise provided in Appendix A, all amounts deferred under the Plan prior to the Amendment Restatement Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Restatement Date.

Original Effective Date: July 17, 1996 [month, day, year]

Pre-409A Grandfathering:X Yes     No

(b)

1.02	PLAN

Plan Name: CSG Systems, Inc. Wealth Accumulation Plan

Plan Year: December 31

1.03	PLAN SPONSOR

Name: CSG Systems, Inc.

Address: 6175 S. Willow Drive, Greenwood, Colorado 80111

Phone #: 303.200.3128

EIN:

Fiscal Yr.:

Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market?

X YesNo

1.04	EMPLOYER

The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan (insert “Not Applicable” if none have been authorized):
Entity	Publicly Traded on Est. Securities Market
Yes	No
CSG Systems, Inc. (“Systems”)X
CSG Systems International, Inc. (“International)	X
Prairie Interactive Messaging, Inc.	X

Any current or future Subsidiary (defined to mean a corporation or other entity, domestic or foreign, of which not less than fifty (50%) of the voting shares or other voting interests are beneficially owned, either directly or indirectly through another corporation or entity, by CSG Systems International, Inc.

1.05	ADMINISTRATOR

The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan:

Name: Wealth Accumulation Plan Committee

Address: 6175 S. Willow Drive, Greenwood, Colorado 80111

Note: The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.

1.06	KEY EMPLOYEE DETERMINATION DATES

The Employer has designated as the Identification Date for purposes of determining Key Employees.

In the absence of a designation, the Identification Date is December 31.

The Employer has designated as the effective date for purposes of applying the six month delay in distributions to Key Employees.

In the absence of a designation, the effective date is the first day of the fourth month following the Identification Date.

2.01PARTICIPATION

(a) X	Employees [complete (i), (ii) or (iii)]
(i)	Eligible Employees are selected by the Employer.
(ii)	X Eligible Employees are those employees of the Employer who satisfy the following criteria:

are classified as a Vice President or equivalent title, Senior Vice President or equivalent title or more senior executive on the Employer’s human resource information management system other than an employee who is a nonresident alien with no United States sourced income.

(iii)	Employees are not eligible to participate.
(b) X	Directors [complete (i), (ii) or (iii)]
(i)	All Directors are eligible to participate.
(ii)	Only Directors selected by the Employer are eligible to participate.
(iii)	X Directors are not eligible to participate.

3.01	COMPENSATION

For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]:

(a)X	Compensation is defined as:

For Plan Years before 2018, all Base Salary, Commission, Bonuses and Sales Incentive Payments the Participant earns for services rendered to an  Employer with respect to a Plan Year.

“Base Salary” means the Participant’s regular base salary for the Plan Year determined before: (1) any reduction pursuant to Code sections 125, 132(f)(4), or 401(k); (2) any reduction to reflect a deferral election in accordance with this Plan; (3) after-tax withholdings for insurance premium payments, including accident, death and disability, and life insurance premiums; and (4) Social Security and Medicare withholding obligations imposed on an Employer and any other withholding requirements imposed by law with respect to such amounts.

“Base Salary” excludes: (i) non-cash payments, (ii) short or long-term disability benefits, (iii) vacation or floating holiday payout because of a Separation from Service, (d) military leave pay, (iv) In Lieu of Notice pay, (v) severance payments, (vi) moving expenses, (vii) car or other special allowances, (viii) other special compensation amounts, (ix) taxable reimbursements , and (x) similar amounts, whether or not taxable.

“Commissions” means any fee, sum or percentage earned by a Participant for transacting a piece of business or performing a service for an Employer.

“Bonus” means a payment of incentive remuneration other than a Sales Incentive Payment or Commission earned by a Participant and payable by an

Employer.

“Sales Incentive Payment” means a payment other than a Commission earned by a Participant and payable under a sales incentive plan maintained by an Employer.

For Plan Years after 2017, “Compensation” has the same meaning provided above, but excludes Commissions and Sales Incentive Payments.

(b)	Compensation as defined in[insert name of qualified plan] without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year.

(c)	Director Compensation is defined as:

(d) (e)	Compensation shall, for all Plan purposes, be limited to $ . Not Applicable

3.02	BONUSES/INCENTIVE PAYMENTS

Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following types of incentive payments other than Commissions:

Type	Will be treated as Performance Based on Compensation
	Yes	No
Bonuses		X
Sales Incentive Payments*		X
Not Applicable

*The definition of Compensation excludes Sales Incentive Payments for Plan Years after 2017.

4.01	PARTICIPANT CONTRIBUTIONS

If Participant contributions are permitted, complete (a), (b), and (c). Otherwise complete (d).

(a)	Amount of Deferrals

A Participant may elect within the period specified in Section 4.3 of the Basic Plan Document and Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration.** For each type of remuneration listed, complete “dollar amount” and / or “percentage amount”. Participants may not defer Commissions or Sales Incentive Payments for Plan Years after 2017.

** Notwithstanding any other provision of this Section 4.01, in the case of Eligible Executives other than the Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, and the Chief Financial Officer of Systems or International, the maximum aggregate amount of Compensation which an Eligible Executive may defer for any Plan Year is $50,000; and if any Deferral Agreement would result in the deferral of an aggregate amount greater than $50,000 for any Plan Year, then the actual deferral for such Plan Year shall be limited to $50,000. Notwithstanding any other provision of this Section 4.01, in the case of an Eligible Executive who is the Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, or the Chief Financial Officer of Systems or International, the maximum aggregate amount of Compensation which such Eligible Executive may defer for any Plan Year is $700,000; and if any Deferral Agreement would result in the deferral of an aggregate amount greater than $700,000 for any Plan Year, then the actual deferral for such Plan Year shall be limited to $700,000. The Compensation Committee of the Board of Directors of International, in its absolute discretion, may increase the maximum permitted deferral amount for any Plan Year for any one or more Eligible Executives. Notwithstanding the foregoing, any exercise of discretion by the Compensation Committee of the Board of Directors of International to increase the maximum permitted deferral amount for any Plan Year for any one or more Eligible Executives shall only be effective with respect to one or more future Plan Years (or such other period permitted under Section 409A of the Code).

(i)	Compensation Other than Bonuses [do not complete if you complete (iii)]

		Dollar Amount		% Amount		Increment
Type of Remuneration		Min	Max	Min	Max
(a)	Base Salary			5%	25%	1%
(b)	Commissions*			5%	100%	1%
(c)	Sales Incentive Payments*			5%	100%	1%

Note: The increment is required to determine the permissible deferral amounts. For example, a minimum of 0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%.

*Participants may not defer Commissions or Sales Incentive Payments for Plan Years after 2017.

(ii)	Bonuses [do not complete if you complete (iii)]

		Dollar Amount		% Amount		Increment
Type of Bonus		Min	Max	Min	Max
(a)	Bonuses			5%	100%	1%
(b)
(c)

(iii)	Bonuses [do not complete if you complete (i) and (ii)]

Dollar Amount		% Amount		Increment
Min	Max	Min	Max

(iv)	Director of Compensation

	Dollar Amount		% Amount		Increment
Type of Compensation	Min	Max	Min	Max
Annual Retainer
Meeting Fees
Other:
Other:

(b)	Election Period
	(i)	Performance Based Compensation
A special election period
		Does	X Does Not
apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement.
The special election period, if applicable, will be determined by the Employer.

	(ii)	Newly Eligible Participants
An employee who is classified or designated as an Eligible Employee during a Plan Year
		X May	May Not

elect to defer Compensation (excluding Bonuses, Sales Incentive Payments, and Commissions) earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he is eligible to participate in the Plan.

(c)	Revocation of Deferral Agreement
A Participant’s deferral agreement
	X	Will
Will Not

be cancelled for the remainder of any Plan Year during which he receives a hardship distribution of elective deferrals from a qualified cash or deferred arrangement maintained by the Employer. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

(d)	No Participant Contributions
Participant contributions are not permitted under the Plan.

5.01	EMPLOYEE CONTRIBUTIONS

If Employer contributions are permitted, complete (a) and/or (b). Otherwise complete (c).

(a)	Matching Contributions

(i)	Amount

For each Plan Year, the Employer shall make a Matching Contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]:

(A)	[insert percentage] of the Compensation the Participant has elected to defer for the Plan Year

(B)	An amount determined by the Employer in its sole discretion

(C)	Matching Contributions for each Participant shall be limited to

$       and/or        % of Compensation.

(D)	X Other: 25% of the deferred Compensation not to exceed $6,250 for any one Plan Year

(E)	Not Applicable [Proceed to Section 5.01(b)]

(ii)	Eligibility for Matching Contribution

A Participant who defers Compensation for the Plan Year shall receive an allocation of Matching Contributions determined in accordance with Section 5.01(a)(i) provided he satisfies the following requirements [complete the ones that are applicable]:

(A)	Describe requirements:

(B)	Is selected by the Employer in its sole discretion to receive an allocation of Matching Contributions

(C)	X No Requirements

(iii)	Time of Allocation

Matching Contributions, if made, shall be treated as allocated [select one]:

(A)	As of the last day of the Plan Year

(B)	At such times as the Employer shall determine in its sole discretion.

(C)	X At the time the Compensation on account of which the Matching Contribution is being made would otherwise have been paid to the Participant

(D)	Other:

(b)	Other Contributions

(i)	Amount

The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]:

(A)	An amount equal to [insert number] % of the Participant’s Compensation

(B)	X An amount determined by the Employer in its sole discretion

(C)	Contributions for each Participant shall be limited to $

(D)	Other:

(E)	Not Applicable [Proceed to Section 6.01]

(ii)	Eligibility for Other Contributions

A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) for the Plan Year if he satisfies the following requirements [complete the one that is applicable]:

(A)	Describe requirements:

(B)	X Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions.

(C)	No requirements

(iii)	Time of Allocation

Employer contributions, if made, shall be treated as allocated [select one]:

(A)	As of the last day of the Plan Year

(B)	X At such time or times as the Employer shall determine in its sole discretion

(C)	Other:

(c)	No Employer Contributions

Employer contributions are not permitted under the Plan.

6.01	DISTRIBUTIONS

The timing and form of payment of distributions made from the Participant’s vested account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Key Employees of publicly traded companies.

(a)	Timing of Distributions

(i)	All distributions shall commence in accordance with the following [choose one]:

(A) X	As soon as administratively feasible following the distribution event but in no event later than the time prescribed by Treas. Reg. Sec. 1.409A-3(d).
(B)	Monthly on specified day [insert day]
(C)	Annually on specified month and day [insert month and day]
(D)	Calendar quarter on specified month and day [month of quarter (insert 1,2 or 3); day (insert day)]

(ii)	The timing of distributions as determined in Section 6.01(a)(i) shall be modified by the adoption of:

(A) X

Event Delay – Distribution events other than those based on Specified Date, Specified Age, death or Change in Control will be treated as not having occurred for six (6) months [insert number of months].

(B)

Hold Until Next Year – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases.

(C)	Immediate Processing – The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]:

(D)	Not applicable.

(b)

Distribution Events

Participants may elect the following payment events and the associated form or forms of payment. If multiple events are selected, the earliest to occur will trigger payment to the extent the form or payment event are provided by the Plan Sponsor as options in the deferral agreement for the Plan Year. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5,7,9).

		Lump Sum	Installments
X	Specified Date		0 – 15 years
Specified Age
X	Separation from Service		0 – 15 years
Separation from Service plus 6 months
Separation from Serviceplus months [not to exceed months
Retirement
Retirement plus 6 months
Retirement plus months [not to exceed months]
Later of Separation from Service or Specified Age
Later of Separation from Service or Specified Date
Disability
X	Death	X
Change in Control

The minimum deferral period for Specified Date or Specified Age event shall be three (3) years.

Installments may be paid [select each that applies]

X	Monthly
Quarterly
Annually

(c)	Specified Date and Specified Age elections may not extend beyond age Not Applicable [insert age or “Not Applicable” if no maximum age applies].
(d)

Payment Election Override

Payment of the remaining vested balance of the Participant’s Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]:

	EVENTS	FORM OF PAYMENT
		LUMP SUM	INSTALLMENT
Separation from Service
Separation from Service before Retirement
X	Death	X
Disability
Not Applicable

The following paragraph applies to deferrals on and after January 1, 2018. If a Participant experiences a Separation from Service before the occurrence of a Specified Date elected by the Participant, all amounts subject to such Specified Date election shall be paid in a lump sum at the time that the Participant would be entitled to receive his/her first distribution due to a Separation from Service pursuant to Sections 6.01(a)(i) and (ii) of the Adoption Agreement, without regard to the Participant’s Specified Date distribution elections or whether the Participant would have been entitled to receive his/her Specified Date distribution on an earlier date, but for this provision. For the avoidance of doubt, if a Participant experiences a Separation from Service before the occurrence of a Specified Date shall be subject to the mandatory six-month delay for Separation of Service distributions set forth in Section 6.01(a)(ii) of the Adoption Agreement. Notwithstanding the foregoing, in the event a Participant experiences a Separation from Service after a Specified Date but prior to the complete payment of amounts subject to such Specified Date election, all remaining amounts subject to such Specified Date election shall continue to be paid at the same time and in the same form elected by the Participant until paid in full (unless Participant dies prior to complete payment, in which case the payment election override in this Section 6.01(d) for death shall apply).

(e)	Involuntary Cashouts

   If the Participant’s vested Account at the time of his Separation from

   Service does not exceed $distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with

   Section 9.5 of the Plan.

X There are no involuntary cashouts.

(f)	Retirement
X Retirement shall be defined as a Separation from Serviced that occurs on or after the Participant attains age 65
No special definition of Retirement applies.

(g)	Distribution Election Change
A Participant
X Shall
Shall Not
be permitted to modify a scheduled distribution date and/or payment option in accordance with Section 9.2 of the Plan.
A Participant shall generally be permitted to elect such modification one number of times.
Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision.

(h)	Frequency of Elections
The Plan Sponsor
X Has
Has Not
Elected to permit annual elections of a time and form of payment for amounts deferred under the Plan.

7.01	VESTING

(a) Matching Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Matching Contributions shall be based on the following schedule:

X	Years of Service	Vesting %
	0	(insert ‘100’ if there is immediate vesting)
	1
	2
	3	100%
	4
	5
	6
	7
	8
	9

	Other:
	Class year vesting applies
	Not Applicable

(b)  Other Employee Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Employer contributions other than Matching Contributions shall be based on the following schedule:

X	Years of Service	Vesting %
	0	(insert ‘100’ if there is immediate vesting)
	1
	2
	3	100%
	4
	5
	6
	7
	8
	9

	Other:
	Class year vesting applies
	Not Applicable

(c)	Acceleration of Vesting
A Participant’s vested interest in his Account will automatically be 100% upon the occurrence of the following events: [select the ones that are applicable]:
	(i)X	Death
	(ii)X	Disability
	(iii)X	Change in Control
	(iv)X	Eligibility for Retirement
	(v)X	Other: Plan Termination
	(vi)	Not applicable.

(d)	Years of Service
	(i)	A Participant’s Years of Service shall include all service performed for the Employer and
X Shall
Shall Not
include service performed for the Related Employer.

(ii)	Years of Service shall also include service performed for the following entities:

(iii)	Years of Service shall be determined in accordance with (select one)

(A)	The elapsed time method in Treas. Reg. Sec. 1.410(a)-7

(B)	The general method in DOL Reg. Sec. 2530.200b-1 through b- 4

(C)	The Participant’s Years of Service credited under [insert name of plan]
(D)	X Other: Continuous based on elapsed time method in Treas. Reg. Sec. 1.410(a)-7

(iv)	Not applicable.

8.01UNFORESEEABLE EMERGENCY

(a)	A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24:
X Will
Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01]
be allowed.
(b)	Upon a withdrawal due to an Unforeseeable Emergency, a Participant’s deferral election for the remainder of the Plan Year:
X Will
Will Not
be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

9.01INVESTMENT DECISIONS

Investment decisions regarding the hypothetical amounts credited to a Participant’s Account shall be made by [select one]:
(a)	X The Participant or his Beneficiary
(b)	The Employer

10.01 GRANTOR TRUST

The Employer [select one]:
Does
X Does Not
intend to establish a grantor trust in connection with the Plan.

11.01	TERMINATION UPON CHANGE IN CONTROL

The Plan Sponsor
X Reserves
Does Not Reserve
the right to terminate the Plan and distribute all vested amounts credited to Participant Accounts upon a Change in Control as described in Section 9.7.

11.02	AUTOMATIC DISTRIBUTION UPON CHANGE IN CONTROL

Distribution of the remaining vested balance of each Participant’s Account
Shall
X Shall Not
automatically be paid as a lump sum payment upon the occurrence of a Change in Control as provided in Section 9.7.

11.03	CHANGE IN CONTROL

A Change in Control for Plan purposes includes the following [select each definition that applies]:
(a)	X A change in the ownership of the Employer as described in Section 9.7(c) of the Plan.
(b)	X A change in the effective control of the Employer as described in Section 9.7(d) of the Plan.
(c)	X A change in the ownership of a substantial portion of the assets of the Employer as described in Section 9.7(e) of the Plan.
(d)	Not Applicable.

12.01 GOVERNING STATE LAW

The laws of Nebraska shall apply in the administration of the Plan to the extent not preempted by ERISA.

EXECUTION PAGE

The Plan Sponsor has caused this Adoption Agreement to be executed this 13th day of

September, 2018.

PLAN SPONSOR:	Gregory L. Cannon
By:	/s/ Gregory L. Cannon
Title:	SVP, General Counsel & Secretary

APPENDIX A

SPECIAL EFFECTIVE DATES

Not Applicable